Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information gives effect to the acquisition (the “Acquisition”) of Sensis Holding Limited (“the Acquiree” or “Sensis”) by Thryv Holdings, Inc. (“the Company” or “the Acquirer”) and gives effect to the settlement of the Company’s senior term loan, the new term loan credit agreement entered into, and amendment of the asset-based lending facility. The unaudited pro forma condensed combined financial information consists of the pro forma combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020.

Under the terms and subject to the conditions set forth in the Purchase Agreement, at closing, Thryv acquired, directly or indirectly, all of the issued and outstanding shares of Sensis as of March 1, 2021. As a result, Thryv will account for the Acquisition of Sensis using the acquisition method of accounting. Accordingly, Sensis’s tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at fair value as of March 1, 2021, with the excess of the purchase consideration over the fair value of Sensis’s net assets recorded as goodwill. The fair values of property, plant and equipment and intangible and other assets acquired and liabilities assumed, have been prepared on a preliminary basis with information currently available.  Management is still reviewing the characteristics and assumptions related to Sensis’s assets acquired and liabilities assumed. Estimates and assumptions are subject to change upon finalization of these preliminary valuations. The completion of the valuation work could result in significantly different depreciation and amortization expenses and balance sheet measurement.

The unaudited pro forma condensed combined statements of operations have been prepared to give effect to the Acquisition as if it had been completed on January 1, 2020. As the transaction has been reflected in the historical balance sheet of the Company as of March 31, 2021, a pro forma balance sheet has not been presented. The unaudited pro forma condensed combined financial statements are based on the historical audited and unaudited consolidated results of operations of the Company and Sensis. The unaudited pro forma condensed combined financial statements should be read in conjunction with the following:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•	The Company’s historical unaudited consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021;

•	The Company’s historical audited consolidated financial statements and notes thereto contained in the Company’s Form 10-K Report for the year ended December 31, 2020;

•	The audited consolidated financial statements and notes thereto of Sensis as of and for the years ended June 30, 2020 and 2019 included in this Current Report on Form 8-K/A (the “Form 8-K/A”); and

•	The unaudited consolidated financial statements and notes thereto of Sensis as of and for the six-months ended December 31, 2020 and 2019 included in the Form 8-K/A.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The pro forma adjustments reflecting completion of the Acquisition are based upon the acquisition method of accounting in accordance with U.S. GAAP and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are presented to reflect the Acquisition and do not represent what the combined Company’s results of operations would have been had the Acquisition occurred on the date noted above, nor do they project the results of operations of Thryv following the Acquisition. The unaudited pro forma condensed combined financial statements are intended to provide information about the impact of the Acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on Thryv’s results of operations, with the exception of certain non-recurring charges to be incurred in connection with the Acquisition.

The pro forma adjustments included in this unaudited pro forma condensed combined  financial information are subject to modification as additional information becomes available and as additional analyses are performed depending on changes in interest rates, changes in foreign currency rates, and the final fair value determination of the assets acquired and liabilities assumed. The final allocation of the total purchase accounting will be determined after the completion of thorough analyses to determine the fair value of Sensis’s tangible and identifiable intangible assets acquired and liabilities assumed as of the Acquisition date.

THRYV HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2021
(U.S. Dollars In Thousands, Except Per Share Amounts)

		Notes 2 and 4	Note 5
	Historical Thryv	Historical Adjusted Sensis	Transaction Adjustments	Notes		Pro Forma

Revenue	280,606	30,207	7,939	5(a	)	318,752
Cost of services	98,160	13,609	2,359	5(b	)	114,128
Gross Profit	182,446	16,598	5,580			204,624

Operating expenses:
Sales and marketing	76,540	4,360	755	5(b	)	81,655
General and administrative	41,279	7,366	1,277	5(b	)	49,922
Impairment charges	-	-	-			-
Total operating expenses	117,819	11,726	2,032			131,577

Operating income	64,627	4,872	3,548			73,047
Other income (expense):
Interest expense	(11,607)	(2,155)	3,768	5(c	)	(9,994)
Interest expense, related party	(4,065)	-	(2,267)	5(c	)	(6,332)
Other components of net periodic pension cost	453	-	-			453
Other income (expense)	(1,093)	3,713	-			2,620
Income before benefit (provision) for income taxes	48,315	6,430	5,049			59,794
Benefit (provision) for income taxes	(11,809)	(1,108)	(1,545)	5(d	)	(14,462)
Net income	36,506	5,322	3,504			45,332

Net income per common share:
Basic	$1.10					$1.37
Diluted	$1.07					$1.33
Weighted-average shares used in computing basic and diluted net income per common share:
Basic	33,108,422					33,108,422
Diluted	34,013,480					34,013,480

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

THRYV HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2020
(U.S. Dollars In Thousands, Except Per Share Amounts)

		Notes 2 and 4	Note 5
	Historical Thryv	Historical Adjusted Sensis	Transaction Adjustments	Notes		Pro Forma

Revenue	1,109,435	220,558	(28,945)	5(a	)	1,301,048
Cost of services	440,433	61,185	14,254	5(b	)	515,872
Gross Profit	669,002	159,373	(43,199)			785,176

Operating expenses:
Sales and marketing	315,390	34,577	8,056	5(b	)	358,023
General and administrative	176,688	58,180	14,814	5(b	)	249,682
Impairment charges	24,911	5,410	-			30,321
Total operating expenses	516,989	98,167	22,870			638,026

Operating income	152,013	61,206	(66,069)			147,150
Other income (expense):
Interest expense	(51,537)	(4,578)	11,621	5(c	)	(44,494)
Interest expense, related party	(17,002)	-	(10,089)	5(c	)	(27,091)
Other components of net periodic pension cost	(42,236)	-	-			(42,236)
Other income (expense)	-	2,534	-			2,534
Income before benefit (provision) for income taxes	41,238	59,162	(64,537)			35,863
Benefit (provision) for income taxes	107,983	(19,670)	19,237	5(d	)	107,550
Net income	149,221	39,492	(45,300)			143,413

Net income per common share:
Basic	$4.73					$4.55
Diluted	$4.42					$4.24
Weighted-average shares used in computing basic and diluted net income per common share:
Basic	31,522,845					31,522,845
Diluted	33,795,594					33,795,594

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Description of Acquisition

On March 1, 2021, Thryv completed its previously announced Acquisition of Sensis to acquire all of the issued and outstanding shares of Sensis. In order to finance the Acquisition, the Company (as original guarantor and original borrower) entered into a term loan agreement of $700 million and an agreement to amend the ABL Facility. Proceeds from the new term loan agreement were used to finance the Acquisition, refinance in full Thryv’s existing term loan, and pay fees and expenses related to the Acquisition and related financing. For the three months ending March 31, 2021, Thryv recognized $10.5 million in transaction costs attributable to the Acquisition, which are nonrecurring in nature. Total consideration transferred, subject to customary adjustments for working capital, was cash of $215 million US dollars (USD).

The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Sensis based on Thryv management’s best estimate of fair value. The final purchase price allocation may vary based on final valuations and analyses of fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table summarizes the consideration transferred and the preliminary purchase price  of the fair values of the Sensis assets acquired and liabilities assumed at the Acquisition Date (in thousands).

Total cash consideration	$214,984
Total purchase consideration, as allocated below:	$214,984
Cash and cash equivalents	$40,794
Accounts receivable and other current assets	88,529
Other assets	11,801
Fixed assets and capitalized software	40,957
Intangible assets:
Client relationships (useful life 3.5 years)	101,839
Trademarks (useful life 3.5 years)	24,877
Accounts payable	(31,163)
Accrued liabilities	(39,654)
Contract liabilities	(27,075)
Other current liabilities	(11,641)
Deferred tax liabilities	(40,497)
Other liabilities	(15,505)
Total identifiable net assets	$143,262
Goodwill	71,722
Total net assets acquired	$214,984

Note 2 - Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Thryv and Sensis as adjusted to give pro forma effect to the Acquisition. Thryv’s fiscal year-end is December 31, 2020, whereas Sensis’s fiscal year-end is June 30, 2020. Thryv’s historical consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the U.S. (U.S. GAAP) and are presented in USD. The historical financial statements of Sensis have been prepared in accordance with generally accepted accounting principles in the U.K. (U.K. GAAP) and are presented in AUD. The unaudited pro forma condensed combined financial statements as of March 31, 2021, and for the year ended December 31, 2020, have been prepared using calculated historical results of Sensis (“Historical Adjusted Sensis”) (see Note 4).

As the transaction occurred on March 1, 2021, Thryv accounted for all Sensis transactions as of that date and has consolidated Sensis financial results for the month of March. Sensis results for the months of January and February have been reflected in the Sensis unaudited historical adjusted statement of operations for the two months ended February 28, 2021 (see Note 4). In order to calculate the historical adjusted results for Sensis in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, the interim six months ended December 31, 2019 historical results have been deducted from the twelve months ended June 30, 2020, which produced the six months ended June 30, 2020, with the six months ended December 31, 2020 then added to this six month period to calculate the financial results for the twelve month period ended December 31, 2020 for Sensis.

The historical adjusted results used in the preparation of the unaudited pro forma condensed combined financial statements includes adjustments and reclassifications to convert the statements of operations of Sensis from U.K. GAAP to U.S. GAAP and to translate the financial statements from Australian dollars to U.S. dollars (see Note 4).

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). Thryv has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared by Thryv management to illustrate the estimated effect of the Acquisition and certain other adjustments. The unaudited pro forma condensed combined financial statements of operations give effect to the Acquisition of Sensis as if it had occurred on January 1, 2020.

Note 3 - Significant Accounting Policies

The accounting policies under U.S. GAAP used in the preparation of the unaudited pro forma condensed combined financial statements are those set forth in Thryv’s financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The accounting policies of Sensis under U.K. GAAP are as described in Note 2 to its historical consolidated financial statements which have been included in this Form 8-K/A. The conversion of the Sensis historical consolidated financial statements from U.K. GAAP to U.S. GAAP, including the impact of conforming to U.S. GAAP accounting policies as applied by Thryv, and the translation from Australian dollar amounts into U.S. dollars is discussed further in Note 4 below.

Note 4 – Adjustments to Sensis Historical Financial Statements to Conform to U.S. GAAP

The historical financial statements of Sensis have been prepared in accordance with U.K. GAAP, which differs in certain material respects from U.S. GAAP. In order to prepare unaudited pro forma condensed combined financial statements, the historical financial statements of Sensis have been adjusted to reflect a U.S. GAAP basis of accounting.

SENSIS HOLDING LIMITED
UNAUDITED HISTORICAL ADJUSTED STATEMENT OF OPERATIONS
TWO MONTHS ENDED FEBRUARY 28, 2021
(In Thousands U.S. Dollars (“USD”) and Australian Dollars (“AUD”))

		Notes 2 and 4			Note 6		Note 7
	Historical Sensis	U.K. GAAP to U.S. GAAP Conversion Adjustments	Notes		Reclassification Adjustments	Historical Adjusted Sensis	Historical Adjusted Sensis
	AUD	AUD			AUD	AUD	USD

Turnover	$49,784	$(10,714)	4(a	)	$(39,070)	$-	$-
Revenue	-	-			39,070	39,070	30,207
Costs of services	-	-			(17,602)	17,602	13,609
Gross Profit					(17,602)	21,468	16,598

Cost of printing and digital advertising	(7,926)	1,463	4(a	)	6,463	-	-
Labour expense	(11,255)	(345)	4(c	)	11,600	-	-
Service contracts and other agreements	(631)	-			631	-	-
Information technology costs	(4,396)	-			4,396	-	-
Facilities expense	(432)	(951)	4(b	)	1,383	-	-
Customer compensation	(588)	588	4(a	)	-	-	-
Promotion and advertising	(502)	-			502	-	-
Bad debts/recovery costs	107	(923)	4(d	)	816	-	-
Other operating expenses	(2,169)	32	4(b	)	2,137	-	-

Operating expenses:
Sales and marketing	-	-			(5,639)	5,639	4,360
General and administrative	-	-			(9,527)	9,527	7,366
Impairment charges	-	-			-	-	-
Total operating expenses	-	-			12,762	15,166	11,726

Depreciation and amortisation	(4,978)	138	4(b	)	4,840	-	-

Operating income	-	-			-	6,302	4,872

Other income	4,802	-			(4,802)	-	-
Finance costs (net)	(1,816)	(971)	4 (b, e	)	2,787	-	-

Other income (expense):
Interest expense	-	-			(2,787)	(2,787)	(2,155)
Interest expense, related party	-	-			-	-	-
Other components of net periodic pension cost	-	-			-	-	-
Other income (expense)	-	-			4,802	4,802	3,713
Income before benefit (provision) for income taxes	-	-			-	8,317	6,430

Tax on profit on ordinary activities	(6,022)	4,589	4 (f	)	1,433	-	-

Benefit (provision) for income taxes	-	-			(1,433)	(1,433)	(1,108)
Net income	$13,978	$(7,094)			$-	$6,884	$5,322

SENSIS HOLDING LIMITED
UNAUDITED HISTORICAL ADJUSTED STATEMENT OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2020
(In Thousands U.S. Dollars (“USD”) and Australian Dollars (“AUD”))

		Notes 2 and 4			Note 6		Note 7
	Historical Sensis	U.K. GAAP to U.S. GAAP Conversion Adjustments	Notes		Reclassification Adjustments	Historical Adjusted Sensis	Historical Adjusted Sensis
	AUD	AUD			AUD	AUD	USD

Turnover	$323,570	$(4,155)	4(a	)	$(319,415)	$-	$-
Revenue	-	-			319,415	319,415	220,558
Costs of services	-	-			(88,609)	88,609	61,185
Gross Profit	-	-			(88,609)	230,806	159,373

Cost of printing and digital advertising	(46,993)	-			46,993	-
Labour expense	(82,594)	217	4(c	)	82,377	-	-
Service contracts and other agreements	(6,736)	-			6,736	-	-
Information technology costs	(29,158)	-			29,158	-	-
Facilities expense	(9,755)	671	4(b	)	9,084	-	-
Customer compensation	(3,932)	3,932	4(a	)	-	-	-
Promotion and advertising	(3,795)	-			3,795	-	-
Bad debts/recovery costs	(2,392)	(1,882)	4(d	)	4,274	-	-
Other operating expenses	(12,026)	57	4(b	)	11,969	-	-

Operating expenses:
Sales and marketing	-	-			(50,075)	50,075	34,577
General and administrative	-	-			(84,257)	84,257	58,180
Impairment charges	-	-			(7,835)	7,835	5,410
Total operating expenses	-	-			52,219	142,167	98,167

Depreciation and amortisation	(36,531)	141	4(b	)	36,390	-	-

Operating income	-	-			-	88,639	61,206

Other income	3,670	-			(3,670)	-	-
Finance costs (net)	1,782	(8,412)	4 (b, e	)	6,630	-	-

Other income (expense):
Interest expense	-	-			(6,630)	(6,630)	(4,578)
Interest expense, related party	-	-			-	-	-
Other components of net periodic pension cost	-	-			-	-	-
Other income (expense)	-	-			3,670	3,670	2,534
Income before benefit (provision) for income taxes	-	-			-	85,679	59,162

Tax on profit on ordinary activities	(30,859)	2,373	4 (f	)	28,486	-	-

Benefit (provision) for income taxes	-	-			(28,486)	(28,486)	(19,670)
Net income	$64,251	$(7,058)			$-	$57,193	$39,492

Summary of significant differences between U.K. GAAP and U.S. GAAP

The consolidated financial statements of Sensis and its subsidiaries have been prepared in accordance with U.K. GAAP, which differs in certain significant respects from U.S. GAAP. A description of the differences and their effects on the unaudited pro forma condensed combined financial statements are set out below (amounts presented in AUD unless specified otherwise):

a.	Revenue from contracts with customers

Under U.K. GAAP, revenue is recognized to the extent that it is probable that the economic benefits will flow to Sensis and the revenue can be reliably measured, regardless of when the payment is being made. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes or duty. Under U.S. GAAP ASC 606, revenue is recognized when or as performance obligations are satisfied by transferring control of a promised good or service to a customer. Control either transfers over time or at a point in time, which affects when revenue is recorded. Judgment may be needed in some circumstances to determine when control transfers. Various methods can be used to measure the progress toward satisfying a performance obligation when revenue is recognized over time. The difference in the timing of revenue recognition results in decreases to revenue of $0.7 million and $4.2 million for the two months ended February 28, 2021, and the year ended December 31, 2020, respectively.

Under U.K. GAAP, Sensis recognized print revenue at a point in time when the directories under a given contract are 60% delivered. Thryv recognizes revenue for print contracts at a point in time when the delivery of the related directories is substantially complete. The difference in the timing of revenue recognition between Thryv and Senses resulted in an adjustment to revenue of $10.0 million and to cost of printing and digital advertising of $1.5 million for the two months ended February 28, 2021. Sensis completed the delivery of all print contracts prior to December 31, 2020, and as such, no adjustment was required for the year ended December 31, 2020.

b.	Leases

Under U.K. GAAP, Sensis recognized all leases as operating leases. As operating leases, the related expenses are treated as annual rental expenses on a straight-line basis, with no obligation recognized on the balance sheet.  Under U.S. GAAP, the leases also are classified as operating leases, however, ASC 842 requires that a lease liability and right of use asset are recognised on the balance sheet for such operating leases. Where the related right of use asset has been impaired, the lease cost recognized as expense is calculated as the amortization of the remaining balance of the right of use asset after the impairment and accretion of the lease liability. An impairment expense amounting to $7.8 million was recorded for the year ended December 31, 2020. The difference in the models resulted in a decrease of profit of $0.8 million and an increase of $0.9 million for the two months ended February 28, 2021 and the year ended December 31, 2020, respectively. The following table is a summary of the Sensis line items impacted by the conversion from U.K. GAAP to U.S. GAAP (in $thousands):

Sensis line items impacted	For the two months ended February 28, 2021	For the year ended December 31, 2020
Facilities expense	(951)	671
Other operating expenses	32	57
Depreciation and amortisation	138	141
Finance costs (net)	-	34
Total impact	(781)	903

c.	Long service leave and annual leave provision

Under U.K. GAAP, a liability for annual leave and long service leave benefits is recognised and measured at the present value of expected future payments to be paid. Consideration is given to expected future wage and salary levels, experience of employee departures, and periods of service in the calculation of the present value. Under U.S. GAAP, a liability is recognised and measured at the total amount to be paid without considering future wages or the time-value of money. The adjustments for long service leave and annual leave provision resulted in a decrease of $0.3 million to profit for the two months ended February 28, 2021 and an increase of $0.2 million for the year ended December 31, 2020 which is reflected as an adjustment to Labour expense.

d.	Accounts Receivable (CECL)

U.K. GAAP does not have an equivalent new accounting standard that resembles the U.S. GAAP Current Expected Credit Loss (CECL) model. Under U.K. GAAP, receivables (and the related allowances) have been measured using an approach similar to U.S. GAAP ASC 326 prior to the adoption of the CECL model, measured based on specifically identifiable allowances for bad debts. For U.S. GAAP purposes, the CECL model became effective for years beginning on or after January 1, 2020. Therefore, for the year ended December 31, 2020, accounts receivable reserves were determined using a CECL model to determine an equivalent U.S. GAAP value. The adjustment amounted to decreases of $0.9 million and $1.8 million in profit for the two months ended February 28, 2021 and the year ended December 31, 2020 which is reflected as an adjustment to Bad debts/recovery costs.

e.	Shareholder loans

Under U.K. GAAP, a receivable from a shareholder is recognised if the entity has a contractual right to receive cash or another financial asset. However, under U.S. GAAP, public companies are required to record notes or other receivables from a parent or another affiliate as contra-equity. This adjustment reflects the elimination of previously recognized interest income upon reclassification of the related shareholder loan receivable.   For pro forma presentation purposes, this adjustment resulted in decreases of $1.0 million and $8.4 million to profit for the two months ended February 28, 2021 and the year ended December 31, 2020, respectively, which is reflected as an adjustment to Finance costs (net).

f.	Income taxes

The tax effects of the adjustments described above, excluding those adjustments related to the conformance with ASC 606, ASC 842 and ASC 326, is calculated as an adjustment to consolidated net income at the statutory rate of 30% for the year ended December 31, 2020 and the two months ended February 28, 2021. As a tax paying entity in Australia, the operating subsidiary of Sensis prepared and filed tax returns on a basis that is materially consistent with US GAAP with respect to ASC 606, ASC 842 and ASC 326 discussed above. Income tax expense was determined for UK GAAP reporting purposes using these amounts determined for Australia tax purposes, and consequently, no material adjustment was required to income tax expense on these above noted adjustments.

Note 5 – Transaction Adjustments

The unaudited pro forma condensed combined financial statements have been adjusted to reflect the following transaction adjustments:

a.	Deferred Revenue Step Down Amortization

Represents the amortization of the step-down in basis of the deferred revenue liabilities from the preliminary purchase price allocation at the closing of the Acquisition on March 1, 2021. The step-down in basis of the deferred revenue is amortized into income over the period over which the related performance obligation is performed, which is estimated to be a period of less than one year. This resulted in a decrease of revenue of $28.9 million for the year ended December 31, 2020. As the full impact of the step-down in the value of the deferred revenue is expected to be realized over a period of less than one year, there is no remaining impact to be reflected in the pro forma statement of operations for the three month period ended March 31, 2021. For the three months ended March 31, 2021, this resulted in an increase of revenue of $7.9 million to reflect the removal of amortization of the deferred revenue step down that is fully amortized prior to January 1, 2021 for pro forma purposes.

Amortization of the deferred revenue step-down is nonrecurring in nature and not anticipated to affect the combined statements of operations beyond twelve months after the acquisition date.

b.	Depreciation and Amortization of Acquired Assets

Represents the elimination of historical depreciation and amortization related to Sensis’ intangible assets and property plant and equipment, and adjustments to incorporate depreciation and amortization for the fair value of the tangible and intangible assets acquired based on preliminary purchase price accounting at the closing of the Acquisition on March 1, 2021. The following table is a summary of detail related to certain intangible and tangible assets acquired, including relevant information used to calculate the pro forma change in amortization and depreciation expense that is included as an adjustment to Costs of services, Sales and marketing, and General and administrative expenses:

Identifiable assets / liabilities	Fair value (USD at March 1, 2021) (1)	Estimated Useful life (years)	Amortization or Depreciation expense for the two months ended February 28, 2021 (2), (3)	Amortization or Depreciation expense for the year ended December 31, 2020 (2)
Intangible assets
Trademarks	$24,877	3.5	1,323	7,766
Customer relationships	101,839	3.5	4,861	44,042
Total	$126,716		6,184	51,808

Tangible assets
Machinery & Equipment	$10	3	1	3
Computer Software	40,962	3	2,262	12,123
Total	$40,972		2,263	12,126

Off-market leases	$(4,911)	2-4	(314)	(1,683)

Total Depreciation and Amortization			8,133	62,251
Removal of Sensis’ historic Depreciation and Amortization			(2,369)	(26,430)
Net adjustment			5,764	35,821

Summary of impact
Cost of services			3,097	13,754
Sales and marketing			991	7,773
General and administrative			1,676	14,294
Total			5,764	35,821

(1) Fair value has been translated from Australian dollars to U.S. dollars using the exchange rates of 0.7777 as of the acquisition date.
(2) The Company amortizes Trade names and Customer relationships using the income forecast method.
(3) The amortization and depreciation amounts are presented as of February 28, 2021, therefore excludes activity for the month of March, as that activity is already captured in the Company’s Statement of Operations for the three month period then ended.

c.	Interest Expense

Represents the elimination of historical interest expenses as it relates to (1) the Sensis’ debt obligation settled as part of the Acquisition, and (2) debt restructuring for Thryv’s existing term loan, including the term loan with related parties (“Existing Term Loan”) and asset-based lending facility (“ABL Facility”).

Sensis settled all of its debt obligations just prior to closing of the Acquisition, and therefore the Company eliminated all interest expenses related to historical debt, including the Telstra shareholder loan payable. As described in Note 1, Thryv entered into a new Term Loan Credit Agreement (“New Term Loan”) of $700 million on March 1, 2021, as part of the effort to finance the Acquisition of Sensis. The proceeds of the New Term Loan are used to pay off in full the Existing Term Loan facility agented by Wilmington Trust, National Association. The New Term Loan matures on March 1, 2026 and borrowings under the New Term Loan will bear interest at a fluctuating rate per annum equal to, at the Company’s option, LIBOR or base rate, in each case, plus an applicable margin per annum equal to (i) 8.50% (for LIBOR loans) and (ii) 7.50% (for base rate loans). The proceeds from the New Term Loan were net of original issue discount costs of $21 million and third-party fees of $4.1 million. In addition, the Company amended the ABL Facility to expand its borrowing capacity and reduce its interest rate per annum from 4% to 3% (for LIBOR loans). Historical interest expenses related to the Existing Term Loan and the original ABL Facility before the amendment were eliminated as part of the pro forma adjustments. Of the aggregate principal outstanding under the New Term Loan, 38.4% was held by related parties who are equity holders of the Company.

Represents pro forma adjustments relating to additional indebtedness incurred in connection with the Acquisition and repayment of existing indebtedness, as follows (in $ thousands):

	For the three months ended March 31, 2021	For the year ended December 31, 2020
Elimination – historical interest expense	13,762	55,735
Elimination – related party interest expense	4,065	17,002
Interest expense – new term loan (1)	(9,994)	(44,114)
Interest expense – new term loan related party	(6,332)	(27,091)
Interest expense	1,501	1,532

(1)	Each 0.125% change in assumed interest rates for the new term loan would change pro forma interest expense by $0.9 million.

d.	Income taxes

The tax effects of the adjustments described above is calculated as an adjustment to consolidated net income at the estimated blended statutory rate of 30% for the year ended December 31, 2020 and the three months ended March 31, 2021.

Note 6 – Reclassifications

Reclassification of historical Sensis financial statement line items was required as of the two months ended February 28, 2021 and the year ended December 31, 2020 to conform to the expected financial statement line items of the combined company following the Acquisition.

Pro Forma Combined Statement of Operations reclassification adjustments for the two month period ended February 28, 2021 included the following:

•	Reclassification of $39.1 million from Turnover to Revenue;

•	Reclassification of $32.8 million in expenses attributed to Sensis profit before interest and tax to the Thryv financial statement line items as described below:

		Thryv financial statement line items
Sensis line items to reclassify	Historical Sensis amounts (1)	Cost of services	Sales and marketing	General and administrative
	(in thousands AUD)
Cost of printing and digital advertising	(6,463)	3,472	1,112	1,879
Labour expense	(11,600)	6,231	1,996	3,373
Service contracts and other agreements	(631)	339	109	183
Information technology costs	(4,396)	2,361	756	1,279
Facilities expense	(1,383)	743	238	402
Promotion and advertising	(502)	270	86	146
Bad debts/recovery costs	(816)	438	141	237
Other operating expenses	(2,137)	1,148	368	621
Depreciation and amortisation	(4,840)	2,600	833	1,407
Total reclassification	(32,768)	17,602	5,639	9,527

(1)	Represents historic Sensis results and the impact of any GAAP conversion adjustments.

•	Reclassification of $4.8 million from Other income to Other income (expense);
•	Reclassification of $2.8 million from Finance costs (net) to Interest expense; and
•	Reclassification of $1.4 million from Tax on profit on ordinary activities to Benefit (provision) for income taxes.

Pro Forma Combined Statement of Operations reclassification adjustments for the year ended December 31, 2020 included the following:

•	Reclassification of $319.4 million from Turnover to Revenue;
•	Reclassification of $230.8 million in expenses attributed to Sensis profit before interest and tax to the Thryv financial statement line items as described below:

		Thryv financial statement line items
Sensis line items to reclassify	Historical Sensis amounts (1)	Cost of services	Sales and marketing	General and administrative	Impairment charges
	(in thousands AUD)
Cost of printing and digital advertising	(46,993)	18,043	10,197	18,753
Labour expense	(82,377)	31,629	17,875	32,873
Service contracts and other agreements	(6,736)	2,586	1,462	2,688
Information technology costs	(29,158)	11,195	6,327	11,636
Facilities expense	(9,084)	3,488	1,971	3,625
Promotion and advertising	(3,795)	1,458	823	1,514
Bad debts/recovery costs	(4,274)	1,641	927	1,706
Other operating expenses	(11,969)	4,597	2,597	4,775
Depreciation and amortisation	(36,390)	13,972	7,896	6,687	7,835
Total reclassification	(230,776)	88,609	50,075	84,257	7,835

(1)	Represents historic Sensis results and the impact of any GAAP conversion adjustments.

•	Reclassification of $3.7 million from Other income to Other income (expense);
•	Reclassification of $6.6 million from Finance costs (net) to Interest expense; and
•	Reclassification of $28.5 million from Tax on profit on ordinary activities to Benefit (provision) for income taxes.

Note 7 – Foreign Currency Translation

The adjusted historical results have been translated from Australian dollars to U.S. dollars using the average exchange rates of 0.7732 and 0.6905 during the three months ended March 31, 2021 and the year ended December 31, 2020, respectively.